UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2011

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 27, 2011, Flextronics International Ltd. (the “Company”) filed a Current Report on Form 8-K reporting the results of its 2011 Annual General Meeting of Shareholders and an Extraordinary General Meeting of Shareholders.  This Form 8-K/A is filed to amend the July 27, 2011 Form 8-K in order to update information provided under Item 5.07 regarding the frequency of future shareholder non-binding advisory votes on the compensation of the Company’s named executive officers.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As previously disclosed, at the Company’s 2011 Annual General Meeting of Shareholders held on July 22, 2011, a frequency of “every year” was the preferred frequency of the shareholders for holding future advisory votes on the compensation of the Company’s named executive officers.  In light of this result, on August 25, 2011, the Board of Directors of the Company, upon the recommendation of the Nominating and Corporate Governance Committee, determined that the Company will hold an advisory vote on the compensation of its named executive officers every year at its annual general meeting until the next required advisory vote on the frequency of such advisory votes or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: August 29, 2011	By:	/s/ Paul Read
	Name:	Paul Read
	Title:	Chief Financial Officer